EXECUTION COPY

                       SIXTH AMENDMENT AND AGREEMENT

     SIXTH AMENDMENT AND AGREEMENT, dated as of May 30, 1998 (this "SIXTH AMENDMENT"), to the Existing Credit Agreement (as hereinafter defined), by and among INTERNATIONAL AIRLINE SUPPORT GROUP, INC., a Delaware corporation (the "BORROWER"), and BNY FINANCIAL CORPORATION, a New York corporation (the "LENDER").

                            ****ARTII. RECITALS

     The Borrower and the Lender have entered into the Existing Credit Agreement, pursuant to which the Lender is providing to the Borrower (i) a $13,000,000.00 revolving credit facility, (ii) $3,000,000.00 term loan facility, (iii) a $3,750,000.00 term loan facility, (iv) a $1,500,000.00 term loan facility, (v) a $1,600,000.00 term loan facility, and (vi) a $1,000,000.00 revolving credit facility which are secured by accounts receivable, inventory and other collateral of the Borrower. The Borrower and the Lender desire to amend the Existing Credit Agreement to clarify their understanding with respect to the limitations on capital expenditures of the Borrower.

     In consideration of the foregoing and of the mutual covenants and undertakings herein contained, the parties hereto hereby agree that the Existing Credit Agreement is amended as hereinafter provided.

                                ****ARTII.

                             Definitions

     A.DEFINITIONS.    In addition to the definitions set forth in the
heading and the recitals to this Sixth Amendment, the following definitions shall apply to this Sixth Amendment:

     "AGREEMENT": means the Existing Credit Agreement as amended by this Sixth Amendment.

     "EXISTING CREDIT AGREEMENT": means the Credit Agreement, dated as of September 30, 1996, between the Borrower and the Lender, as amended by the First Amendment, Waiver and Agreement, dated as of March 24, 1997, between the Borrower and the Lender, the Second Amendment and Agreement, dated as of September 9, 1997, between the Borrower and the Lender, the Third Amendment and Agreement, dated as of October 15, 1997, between the Borrower and the Lender, the Fourth Amendment and Agreement, dated as of February 4, 1998, between the Borrower and the Lender, and the Fifth Amendment, dated as of July 16, 1998, between the Borrower and the Lender, as the same may have been further amended, supplemented or modified from time to time up to but not including the effectiveness of this Sixth Amendment.

Unless otherwise indicated, capitalized terms that are used but not defined herein shall have the meanings ascribed to them in the Existing Credit Agreement.



                                ****ARTII.

                      Representations and Agreements

     A.REPRESENTATIONS. The Borrower hereby represents and warrants as follows:

          *1.It (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (iii) is duly qualified and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (iv) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith reasonably could not, in the aggregate, be expected to have a Material Adverse Effect.

          *2.It has the power and authority, and the legal right, to make, deliver and perform this Sixth Amendment and to borrow under the Agreement and has taken all necessary action to authorize the borrowings on the terms and conditions of the Agreement and this Sixth Amendment and to authorize the execution, delivery and performance of this Sixth Amendment. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings under the Agreement or with the execution, delivery, performance, validity or enforceability of this Sixth Amendment. This Six Amendment has been or will be duly executed and delivered on behalf of the Borrower. This Sixth Amendment when executed and delivered will constitute a legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          *3.The conditions contained in Article IV hereof have been satisfied.

          *4.Each of the representations and warranties made by the Borrower in or pursuant to the Credit Documents is true and correct in all material respects on and as of the Sixth Amendment Effective Date (as defined below) as if made on and as of such date (except to the extent the same relate to another, earlier date, in which case they are true and correct in all material respects as of such earlier date).

          *5.No Default or Event of Default has occurred and is continuing.

          *6.Each of the Credit Documents is on the date hereof in full force and effect.



                                ****ARTII.

               Amendments to Existing Credit Agreement

     A.AMENDMENT TO SECTION 7.8. Section 7.8 of the Existing Credit Agreement is hereby amended by inserting in the fifth line thereof, after the words "and any Aircraft" the words "or any Aircraft Engine".



                                ****ARTII.

                    Conditions to Effectiveness

     This Sixth Amendment, and the modifications to the Credit Agreement provided for herein, shall become effective on the date (the "SIXTH AMENDMENT EFFECTIVE DATE") on which all of the following conditions have been (or are concurrently being) satisfied:

     A.This Sixth Amendment shall have been executed and delivered by each party hereto.

     B.The Lender shall have received each additional document, instrument, legal opinion or item of information reasonably requested by the Lender, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which the Borrower is to be a party.



                                ****ARTII.

                         Miscellaneous

     A.PAYMENT OF EXPENSES.  Without limiting its obligations under
Section 9.5 of the Existing Agreement, the Borrower agrees to pay or reimburse the Lender for all of its reasonable costs and expenses incurred in connection with this Sixth Amendment and the other Fourth Amendment Documents, including, without limitation, the reasonable costs and expenses of Cadwalader, Wickersham & Taft, counsel to the Lender, and expressly acknowledge that their obligations hereunder constitute "Obligations" within the meaning of the Existing Credit Agreement.

     B.NO OTHER AMENDMENTS; CONFIRMATION. Except as expressly amended, modified and supplemented hereby and by the documents related hereto, the provisions of the Existing Credit Agreement and the other Credit Documents shall remain in full force and effect.

     C.AFFIRMATION BY BORROWER. The Borrower hereby consents to the execution and delivery of this Sixth Amendment and reaffirms its obligations under the Credit Documents.

     D.GOVERNING LAW; COUNTERPARTS.    This Sixth Amendment and the rights
and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

          *1.This Sixth Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the counterparts of this Sixth Amendment signed by all the parties shall be lodged with the Borrower and the Lender. This Sixth Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.



                         [SIGNATURE PAGE FOLLOWS]




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     IN WITNESS WHEREOF, the parties hereto have caused this Sixth
Amendment to be duly executed and delivered as of the day and year first above written.



                                   INTERNATIONAL AIRLINE SUPPORT GROUP,
                                   INC.



                                   By:
                                        Name:
                                        Title:


                                   BNY FINANCIAL CORPORATION



                                   By:
                                        Name:
                                        Title:




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